Exhibit 10.1
FORBEARANCE AGREEMENT
THIS FORBEARANCE AGREEMENT (this “Agreement”), dated as of the 19th day of February, 2009 (the "Execution Date”), is entered into by and among Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited liability company (“RBG”), B & BB, Inc., a Nevada corporation (“B&BB” and, together with Virgin River and RBG, the “Issuers”), Casablanca Resorts, LLC, a Nevada limited liability company (“Casablanca”), Oasis Interval Ownership, LLC, a Nevada limited liability company (“Oasis Ownership”), Oasis Interval Management, LLC, a Nevada limited liability company (“Oasis Management”), Oasis Recreational Properties, Inc., a Nevada corporation (“Oasis Recreational”), Black Gaming, LLC, a Nevada limited liability company (“Black Gaming”), R. Black, Inc., a Nevada corporation (“R. Black” and, together with Casablanca, Oasis Ownership, Oasis Management, Oasis Recreational, and Black Gaming, the “Guarantors” and, together with the Issuers, the “Obligors”) and Drawbridge Special Opportunities Advisors LLC, as agent on behalf of certain funds and accounts (“Drawbridge”), BlackRock Financial Management, Inc. High Yield Group, as investment advisors/sub-advisors for certain accounts (“BlackRock”), Midland National Life Insurance Company and 1888 FUND, LTD. (collectively, “Guggenheim”) and Silver Point Capital Offshore Fund Ltd. (“Silver Point” and, together with Drawbridge, BlackRock and Guggenheim, the “Majority Note Holders”).
RECITALS
A. The Issuers and The Bank of New York Trust Company, N.A., a national banking association (the “Trustee”), have entered into that certain Indenture dated as of December 20, 2004 (together with all supplements thereto, the “Indenture”), whereby the Issuers issued 9.000% Senior Secured Notes due in 2012 in the aggregate principal amount of $125,000,000 for the benefit of the Holders thereof (together with all modifications, extensions, renewals and replacements thereof, if any, the “Senior Secured Notes”).
B. The Guarantors have each executed guarantees in favor of the Holders of the Senior Secured Notes (collectively, the “Guarantees”), guaranteeing all of the Issuers’ obligations under the Senior Secured Notes and the Indenture on the terms and conditions set forth in such Guarantees and the Indenture. This Agreement, the Indenture, the Senior Secured Notes, the Guarantees, and all mortgages, deeds of trust, security agreements, pledge agreements, control agreements, collateral assignment agreements and all other agreements, instruments, and documents executed in connection with the Indenture and Senior Secured Notes, including without limitation the Collateral Agreements, are referred to collectively herein as the “Loan Documents”.
C. The next installment of interest payable on the Senior Secured Notes in the amount of Five Million Six Hundred Twenty-Five Thousand Dollars ($5,625,000) (the “Interest Payment”) was due on January 15, 2009 (the “Interest Due Date”), with a thirty (30) day grace period for the payment thereof (the “Grace Period”).
D. Issuers did not make the Interest Payment on the Interest Due Date nor within the Grace Period, which results in an Event of Default under the terms of the Indenture and the Senior Secured Notes (the “Payment Default”).

E. In addition to the Payment Default, certain covenant defaults or other Events of Default may also occur under the Indenture on or after the Grace Period (the “Potential Other Defaults” and, together with the Payment Default, the “Specified Defaults”).
F. In the event any Specified Default occurs, the Issuers have requested the Majority Note Holders, and the Majority Note Holders have agreed, subject to and in accordance with the terms and conditions set forth in this Agreement, to forbear from exercising any of their rights or remedies under the Loan Documents and from taking any action to cause the Trustee to exercise any of the Trustee’s rights or remedies with respect to the Specified Defaults, and, furthermore, in the event Trustee does take any action with respect to any of the Specified Defaults, to the extent provided for in the Loan Documents, to cause the Trustee to forbear from exercising any of its rights or remedies under the Loan Documents, in each case, until the Scheduled Forbearance Termination Date (as defined below) (subject to termination as set forth below).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter stated, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1. Recitals. Each of the Issuers hereby acknowledges and agrees that the recitals set forth above are true and correct and that the total aggregate outstanding obligations under the Indenture consists of the principal balance of the Senior Secured Notes as of the Execution Date of $125,000,000, plus all accrued and unpaid interest thereon, and any other amounts that are due and owing under the Loan Documents.
2. Defined Terms. All capitalized terms used herein (including, without limitation, in the preamble and preliminary statements hereof) that are not otherwise defined shall have the meanings ascribed to such terms in the Indenture or the Collateral Agreements, as applicable.
3. Reaffirmation of Loan Documents. Each of the Issuers hereby acknowledges and reaffirms each and all of the Issuers’ obligations, duties, covenants and liabilities under the Loan Documents, including, but not limited to, the obligation to pay all amounts due under the Senior Secured Notes. Each of the Issuers further acknowledges and agrees that (i) the Loan Documents are valid, binding and enforceable in accordance with their terms and remain in full force and effect, (ii) the liens and security interests granted pursuant to the Collateral Agreements are valid, perfected and enforceable liens, and all such liens and security interests and all Collateral granted as security under the Collateral Agreements continues to be and remains collateral for the indebtedness and obligations under the Indenture, and (iii) there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish the Majority Note Holders’ present and unconditional right to collect the indebtedness evidenced by the Senior Secured Notes and to proceed to enforce the rights and remedies available to the Majority Note Holders as provided in the Loan Documents or by law.
4. Reaffirmation of Guarantees. Each of the Guarantors hereby acknowledges and reaffirms all of the Guarantors’ respective obligations, duties, covenants and liabilities under the terms and conditions of the Guarantees, including, but not limited to, the obligation to pay all amounts due under their respective Guarantees. Each of the Guarantors further acknowledges and agrees that (i) the Guarantees are valid, binding and enforceable in accordance with their respective terms and remain in full force and effect, and (ii) there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish the Majority Note Holders’ present and unconditional right to collect the amounts due under the Guarantees and to proceed to enforce the rights and remedies available to the Majority Note Holders as provided in the Guarantees or by law.

5. Forbearance.
(a) So long as none of the Issuers or Guarantors defaults under the terms of this Agreement, and otherwise subject to the terms and conditions set forth herein, the Majority Note Holders agree to forbear from exercising any of their rights or remedies under the Loan Documents and from taking any action to cause the Trustee to exercise any of the Trustee’s rights or remedies, in each case, arising out of the Specified Defaults during the period commencing on the Effective Date and terminating on the Termination Date (as defined below) (the “Forbearance Period”). Furthermore, in the event Trustee does take any action with respect to any of the Specified Defaults during the Forbearance Period, to the extent provided for in the Loan Documents, Majority Note Holders shall cause the Trustee to forbear from exercising any of its rights or remedies under the Loan Documents. During the Forbearance Period, interest shall continue to accrue on the entire unrepaid balance of the Senior Secured Notes and on the Interest Payment in accordance with Section 4.1 of the Indenture and in the Senior Secured Notes. The “Termination Date” shall be the earlier to occur of the Scheduled Forbearance Termination Date or the occurrence of a Forbearance Event Default (as such terms are defined below).
(b) Notwithstanding anything to the contrary contained herein or in the Loan Documents, each of the Obligors acknowledges and agrees that (i) except for the limited forbearance set forth herein granted by the Majority Note Holders, the actions of each of the Majority Note Holders in entering into this Agreement shall not constitute or be construed or deemed as (x) a waiver or relinquishment of, or estoppel to assert, any rights or remedies under any of the Loan Documents, applicable law or in equity, (y) a waiver of any Event of Default or Default under the Loan Documents, or (z) an amendment, modification or consent to any non-compliance to any provision under the Loan Documents; (ii) except as set forth herein, each of the Majority Note Holders reserves the right to enforce each and every term of the Loan Documents; (iii) each of the Majority Note Holders is under no duty or obligation of any kind or any nature to grant any of the Issuers any additional period of forbearance beyond that provided herein; (iv) the actions of each of the Majority Note Holders in entering into this Agreement are without prejudice to the right of each of the Majority Note Holders to pursue any and all remedies under the Loan Documents, pursuant to applicable law, or in equity available to it in its sole discretion upon the termination (whether upon expiration thereof, upon acceleration, or otherwise) of this Agreement; (v) the Senior Secured Notes will remain in default throughout the Forbearance Period and, but for this Agreement, the Majority Note Holders would be entitled to exercise their rights and remedies under the Loan Documents and applicable law in respect of the Specified Defaults; (vi) the Obligors have no defenses, setoffs, or counterclaims against the Majority Note Holders or, alternatively, to the extent that any defenses, setoffs, or counterclaims exist, the Obligors hereby waive any and all defenses, setoffs, and counterclaims which they may have or claim to have in respect of the obligations of the Obligors under the Loan Documents; and (vi) the Forbearance Period will expire automatically and without notice immediately upon the occurrence, at any time prior to the expiration of the Forbearance Period, of any breach, Default or Event of Default on the part of the Issuers or Guarantors under this Agreement or, upon the expiration of the Forbearance Period.
(c) The Scheduled Forbearance Termination Date shall be March 9, 2009 (the “Scheduled Forbearance Termination Date”), provided that (i) on or before March 2, 2009, the Issuers deliver to Morgan Joseph & Co., Inc. (“Morgan Joseph”) and Cadwalader, Wickersham & Taft LLP (“CWT” and, together with Morgan Joseph, the “Professional Advisors”) a summary of indicative terms and conditions in respect of the restructuring of the obligations under the Indenture, the Credit Agreement and any other Indebtedness (the “Term Sheet”) and (ii) on or before March 6, 2009, the Issuers deliver to the Professional Advisors a 13-week cash flow forecast for the succeeding 13 calendar weeks in form and substance acceptable to the Professional Advisors.

6. Cure. To the extent provided for in the Loan Documents, the Majority Note Holders acknowledge and agree that the Issuers shall have the right to cure the Specified Defaults at any time during the Forbearance Period by indefeasible payment of all Interest Payments and other amounts due and owing under the Indenture, the Senior Secured Notes and the Loan Documents.
7. Representations and Warranties by Issuers and Guarantors. As a material inducement for Majority Note Holders to enter into this Agreement, each of the Obligors hereby represent and warrant to Majority Note Holders that:
(a) Each of the Issuers and Guarantors have full power and authority (and all necessary action has been taken) to execute, deliver and perform its obligations under this Agreement, and that this Agreement is binding upon and enforceable against each of the Issuers and Guarantors in accordance with its terms.
(b) Each of the Issuers’ and Guarantors’ delivery and performance of this Agreement does not and will not (i) violate any law, rule, regulation or court order to which any of the Issuers or Guarantors are subject, or (ii) conflict with or result in a breach of the articles of formation, bylaws, operating agreement or other formation document of any of the Issuers or Guarantors or any agreement or instrument to which any of Issuers or Guarantors are a party or by which any of Issuers or Guarantors are bound.
(c) As of the Execution Date, each of the Obligors do not have cash or cash equivalents in any Deposit Account, Securities Account or any other bank account or similar account with a financial institution other than with those institutions disclosed by the Obligors to either Morgan Joseph or CWT and set forth on Schedule “A” hereof (the “Disclosed Banks”).
(d) Each of the representations and warranties made by all of the Obligors in the Loan Documents are true, correct and complete as of the Execution Date in all material respects.
8. Representations and Warranties by the Majority Note Holders. Each of the Majority Note Holders hereby represent and warrant to the Issuers and Guarantors that:
(a) Each of the Majority Note Holders have full power and authority (and all necessary action has been taken) to execute, deliver and perform their obligations under this Agreement, and that this Agreement is binding upon and enforceable against each of the Majority Note Holders in accordance with its terms.
(b) Each of the Majority Note Holders’ delivery and performance of this Agreement does not and will not (i) violate any law, rule, regulation or court order to which any of the Majority Note Holders are subject, or (ii) conflict with or result in a breach of the articles of formation, bylaws, operating agreement or other formation document of any of the Majority Note Holders or any agreement or instrument to which any of Majority Note Holders are a party or by which any of Majority Note Holders are bound.
(c) As of the Execution Date, the Majority Note Holders are the Holders of more than seventy-five percent (75%) of the total aggregate outstanding principal amount of the Senior Secured Notes.

9. Release.
(a) In order to induce Majority Note Holders to enter into this Agreement, and in consideration thereof, each of the Issuers and Guarantors, for themselves, their members and their respective successors and assigns (collectively, the “Issuers’ Parties”), hereby release and discharge each of the Majority Note Holders, and their respective officers, directors, shareholders, partners, agents, employees, servants, related corporations, subsidiaries, affiliates, partnerships, or other entities related thereto and their attorneys and advisors (collectively, the “Released Parties”) of and from any and all claims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages and liabilities of every kind and character whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded either in tort or contract and the duties arising thereunder, that the Issuers’ Parties, or any one or more of them, has had in the past, or now has, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause or thing set forth in, relating to, or arising out of, or in any way connected with or resulting from the Loan Documents, this Agreement and/or the transactions described in this Agreement.
(b) The Issuers’ Parties acknowledge that they may be unaware of one or more facts or may hereafter discover facts in addition to or different from those which it has now or believes to be true with respect to the subject matter of this release, the Loan Documents, this Agreement and/or the transactions described in this Agreement, but it is the Issuers’ Parties’ intention to finally and forever release any and all of the matters as set forth herein and, in furtherance of such intention, the release herein given shall be and remain in effect notwithstanding the discovery of any such additional or different facts. The Issuers’ Parties hereby acknowledge that no one has made any promise, representation, or warranty whatsoever, express, implied or statutorily not contained herein to induce them to execute this release in reliance on any promise, representation, or warranty not contained herein and that they have been given the opportunity at all times to be represented by an attorney and have been represented and advised by an attorney.
(c) Nothing in this Agreement, or in the discussions and negotiations of the parties which preceded its execution, shall be directly or indirectly construed, or be admissible in any legal action or proceeding or otherwise, as an admission by any Released Party that any obligation, liability, contract, claim or cause of action exists which is within the scope of those released within this Section 9.
(d) Each of the Issuers and Guarantors acknowledges that the release contained herein constitutes a material inducement to the Majority Note Holders to enter into this Agreement, and that the Majority Note Holders would not have done so but for this release and the Majority Note Holders’ expectation that the same is valid and enforceable in any and all events.
10. Covenants.
(a) Each of the Obligors shall provide to Morgan Joseph reasonably full and timely access to each of the Obligors’ books, records, and financial personnel upon reasonable advance notice during regular business hours.
(b) The Obligors shall notify the Majority Note Holders within forty-eight (48) hours of any of the Obligors (i) opening a new account with a financial institution that is not a Disclosed Bank, or (ii) transferring any cash or cash equivalents from any Deposit Account, Securities Account or any other bank account or similar account that any of the Obligors maintain with a Disclosed Bank to a financial institution that is not a Disclosed Bank. Upon such notification, the Obligors and Majority Note Holders hereby agree that Schedule “A” is amended to include the new financial institution as a Disclosed Bank without any further written modification necessary, and such new financial institution shall be deemed a Disclosed Bank effective as of the date of such notification.

11. Events of Default. Each of the following events shall be an event of default hereunder and shall, in addition to all remedies available to the Majority Note Holders under the Loan Documents and/or applicable law, give rise to the remedies set forth in Section 12 below. Each event of default hereunder shall also be an Event of Default under the Loan Documents and shall give rise to the rights and remedies thereunder (each, a “Forbearance Event of Default”).
(a) Any of the Issuers or Guarantors shall fail to perform any of their respective obligations or any of the terms, provisions, covenants, conditions, or agreements contained in this Agreement.
(b) Any representation or warranty made in writing by or on behalf of any of the Issuers or Guarantors pursuant hereto or otherwise in connection with the transactions contemplated hereby or in any report, certificate, financial statement or other document furnished in connection with this Agreement or any agreements, documents or instruments executed in connection herewith shall be inaccurate or incomplete in any material respect.
(c) The occurrence of a default by any of the Issuers or Guarantors or an “Event of Default” (or any similar such term provided therein) under that certain Credit Agreement dated December 20, 2004 by and among the Issuers, the Guarantors and Wells Fargo Foothill, Inc. (as amended, supplemented, modified, renewed, extended, or restructured from time to time and expressly including any agreement extending the maturity date thereunder or providing for the forbearance by Wells Fargo Foothill, Inc. of any of its rights or remedies thereunder), and an exercise by Wells Fargo Foothill, Inc. of any of its rights or remedies against any of the Issuers or Guarantors under the terms of such Credit Agreement.
(d) The occurrence of an Event of Default under Sections 6.1(4), (5) and (7) through (12) of the Indenture, beyond any applicable notice and cure periods.
(e) The failure of the Issuers to (i) deliver the Term Sheet to the Professional Advisors by no later than March 2, 2009 and (ii) to meet in person with the Professional Advisors during the calendar week of March 2, 2009 to discuss the Term Sheet.
(f) The failure of the Issuers and/or Black Gaming to pay in full all incurred and unpaid fees and expenses of the Professional Advisors pursuant to the Morgan Joseph Agreement and the CWT Agreement, as such terms are hereinafter defined, within five (5) days of the Execution Date.
(g) The failure of the Obligors to notify the Majority Note Holders, as required in Section 10(b) above, within forty-eight (48) hours of any of the Obligors’ (i) opening a new account with a financial institution that is not a Disclosed Bank, or (ii) transferring any cash or cash equivalents to a Deposit Account, Securities Account or any other bank account or similar account that any of the Obligors maintain with a Disclosed Bank to a financial institution that is not a Disclosed Bank.
12. Remedies. Upon the occurrence of a Forbearance Event of Default under Section 11 above, at the sole option and immediately upon written declaration by the Majority Note Holders, the forbearance hereunder shall terminate, and the Majority Note Holders may immediately, and without expiration of any period of grace, exercise and enforce any or all of their rights and remedies under the Loan Documents.
13. Non-Impairment. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition or covenant contained in the Loan Documents, or affect or impair any rights, powers, or remedies thereunder, it being the mutual intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect.

14. No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which the Majority Note Holders may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or an acquiescence in any breach or default under this Agreement or any document delivered pursuant hereto nor shall any waiver of any breach or default of any of the Issuers or Guarantors hereunder be deemed a waiver of any default of breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which the Majority Note Holders would otherwise have.
15. Entire Agreement; Amendment. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein, and supersede all prior negotiations. This Agreement shall not be modified except by written instrument executed by all parties hereto.
16. No Further Commitment. Issuers and Guarantors each expressly acknowledge that (a) the Majority Note Holders have not made and are not making any commitment for, and there is no understanding, explicit or implicit, relating to, or affecting, any forbearance or forgiveness of future interest and/or principal, or any other matter, except as set forth in this Agreement, and (b) Majority Note Holders have made no commitment with respect to, and there is no understanding, explicit or implicit, relating or affecting the terms of any further forbearance, restructure, workout or extension.
17. Notices. Notwithstanding anything to the contrary contained in the Loan Documents, all communications, notices and demands of any kind which any party hereto may be required or may desire to serve upon any other party shall be made in writing and shall be effective upon the earliest of the following to occur: (a) when personally delivered to the recipient; (b) one (1) business day after deposit with a nationally recognized overnight-guaranteed delivery service; or (c) when sent by facsimile or electronic mail (provided confirmation of transmission is received). The addresses for notices are as follows:

If to the Majority
Note Holders:	BlackRock Financial Management, Inc., High Yield Group,
as investment advisor/sub-advisor for certain accounts
40 East 52nd Street
New York, New York 10022
Facsimile No.: (212) 810-8756
Attn: Peter Schwartzman

With a copy to David Maryles, Esq.
Facsimile No.: (212) 810-5116

Drawbridge Special Opportunities Advisors LLC,
as agent on behalf of certain funds and accounts
1345 Avenue of the Americas, 46th Floor
New York, New York 10105:
Facsimile No.: (212) 798-6099
Attn.: Dean Dakolias

Midland National Life Insurance Company
1888 FUND, LTD.
c/o Guggenheim Partners
135 East 57th Street, 6th Floor
New York, New York 10022
Facsimile No.: (212) 644-8396
Attention: Operations Team

Silver Point Capital Offshore Fund, Ltd.
2 Greenwich Plaza
Greenwich, Connecticut 06830
Facsimile No.: (203) 542-4162
Attn.: Benjamin Tecmire
E-mail: creditadmin@silverpointcapital.com

With a copy to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attn.: Scott J. Greenberg, Esq. and Michael J. Cohen, Esq.
Facsimile No.: (212) 504-6666

If to the Issuers
and Guarantors:	CasaBlanca Resorts
950 West Mesquite Boulevard
Mesquite, Nevada 89027
Attn: Chief Executive Officer
Facsimile No.: (702) 346-6862

With a copy to:	Gordon Silver
3960 Howard Hughes Parkway
9th Floor
Las Vegas, Nevada 89169
Attn: Gregory E. Garman
Facsimile No.: (702) 369-2666
Any party may change its address by giving the other parties written notice of its new address as herein provided.
18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b); provided that with respect to the enforcement and remedies relating to the security interest in any real property Collateral, the governing law may be the laws of the jurisdictions where such Collateral is located without regard to the conflict of law provisions thereof.
19. Interpretation. The captions of the sections of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of this Agreement. Any pronouns or references used herein shall be deemed to include the masculine, feminine or neuter genders as appropriate. Any expression in the singular or the plural shall, if appropriate in the context, include both the singular and the plural.
20. Severability. If any provision of this Agreement or any provision of the Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.

21. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, their heirs, executors, administrators, successors and assigns.
22. Fees and Costs. In consideration for the agreement of Majority Note Holders to forbear as provided in Section 5 hereof, the Issuers hereby acknowledge that the expenses incurred by the Majority Note Holders in connection with the preparation and negotiation of this Agreement and any other documents, including without limitation the reasonable fees of and expenses incurred by their attorneys and advisors, are expenses that are payable by the Issuers under the Loan Documents, and the Issuers agree that they shall pay such expenses upon demand.
23. Professional Fees. Black Gaming hereby acknowledges its obligation to pay the fees and expenses of Morgan Joseph, as set forth in that certain Letter Agreement dated as of January 8, 2009 by and between Morgan Joseph and Black Gaming (the “Morgan Joseph Agreement”), and of CWT, as set forth in that certain Letter Agreement dated as of October 29, 2008 by and between CWT and Black Gaming (the “CWT Agreement”), and Black Gaming hereby agrees to continue to pay such fees and expense in accordance with the terms and conditions of the Morgan Joseph Agreement and the CWT Agreement during the Forbearance Period.
24. WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE ISSUERS, GUARANTORS AND MAJORITY NOTE HOLDERS HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE MAJORITY NOTE HOLDERS, ISSUERS, GUARANTORS, OR ANY ONE OR MORE OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE ISSUERS, GUARANTORS AND MAJORITY NOTE HOLDERS IN CONNECTION WITH THE LOAN DOCUMENTS, THIS AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE MAJORITY NOTE HOLDERS TO ENTER INTO THIS AGREEMENT. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF ANY OF THE MAJORITY NOTE HOLDERS TO PURSUE ITS RIGHTS AND REMEDIES CONTAINED IN THE LOAN DOCUMENTS, THIS AGREEMENT, OR ANY OTHER DOCUMENT OR AGREEMENT RELATED HERETO.
25. No Third Party Beneficiaries. No person other than the parties hereto (and their respective successors and permitted assigns) shall have any rights hereunder or be entitled to rely on this Agreement, and all other third-party beneficiary rights are hereby expressly disclaimed.
26. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which together shall be considered one and the same agreement. Facsimile copies of the signature page hereof shall be deemed originals and shall be binding for all purposes.
27. Effectiveness. This Agreement shall become effective immediately upon the satisfaction of the following conditions (such date, the “Effective Date”):
(a) Each of the Issuers, the Guarantors and the Majority Note Holders shall have executed and delivered a copy of this Agreement; and

(b) The execution and delivery of the Amended and Restated Forbearance Agreement among the Issuers, the Guarantors and Wells Fargo Foothill, Inc. in respect of the Credit Agreement in form and substance reasonably acceptable to the Majority Note Holders.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Execution Date.

ISSUERS:

VIRGIN RIVER CASINO CORPORATION,
a Nevada corporation

By:	/s/ Robert R. Black, Sr.

Printed Name:	Robert R. Black, Sr.

Its:	Chief Executive Officer

RBG, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.

Printed Name:	Robert R. Black, Sr.

Its:	Chief Executive Officer

B & BB, INC.,
a Nevada corporation

By:	/s/ Robert R. Black, Sr.

Printed Name:	Robert R. Black, Sr.

Its:	Chief Executive Officer

GUARANTORS:

CASABLANCA RESORTS, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.

Printed Name:	Robert R. Black, Sr.

Its:	Chief Executive Officer

OASIS INTERVAL OWNERSHIP, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.

Printed Name:	Robert R. Black, Sr.

Its:	Chief Executive Officer

OASIS INTERVAL MANAGEMENT, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.

Printed Name:	Robert R. Black, Sr.

Its:	Chief Executive Officer

OASIS RECREATIONAL PROPERTIES, INC.,
a Nevada corporation

By:	/s/ Robert R. Black, Sr.

Printed Name:	Robert R. Black, Sr.

Its:	Chief Executive Officer

BLACK GAMING, LLC,
a Nevada limited liability company

By:	/s/ Robert R. Black, Sr.

Printed Name:	Robert R. Black, Sr.

Its:	Chief Executive Officer

R. BLACK, INC.,
a Nevada corporation

By:	/s/ Robert R. Black, Sr.

Printed Name:	Robert R. Black, Sr.

Its:	Chief Executive Officer

MAJORITY NOTE HOLDERS:

BLACKROCK FINANCIAL MANAGEMENT, INC.,
HIGH YIELD GROUP, as investment
advisors/sub-advisors for certain accounts

By:	/s/ Kevin J. Booth

Printed Name:	Kevin J. Booth

Its:	Managing Director

DRAWBRIDGE SPECIAL OPPORTUNITIES ADVISORS LLC,
as agent on behalf of certain funds and accounts

By:	/s/ Marc K. Furstein

Printed Name:	Marc K. Furstein

Its:	Chief Operating Officer

MIDLAND NATIONAL LIFE INSURANCE COMPANY
By: Guggenheim Partners Advisory Company, its Agent

By:	/s/ Michael Damaso

Printed Name:	Michael Damaso

Its:	Senior Managing Director

1888 FUND, LTD.
By: Guggenheim Investment Management, LLC,
as its Collateral Manager

By:	/s/ Michael Damaso

Printed Name:	Michael Damaso

Its:	Senior Managing Director

SILVER POINT CAPITAL OFFSHORE FUND, LTD.

By: Silver Point Capital, L.P.,
Its Investment Manager

By:	/s/ Frederick H. Fogel

Printed Name:	Frederick H. Fogel

Its:	Authorized Signatory

Schedule A
Disclosed Banks
1.	Colonial Bank

2.	Bank of America

3.	Bank of Nevada

4.	Wells Fargo